UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2023

Hawthorn Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102 (Address of Principal Executive Offices) (Zip Code)
573-761-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 26, 2023 the Board of Directors (the "Board") of Hawthorn Bancshares, Inc., a Missouri corporation (the "Company") and the holding company for Hawthorn Bank (the "Bank"), appointed Brent Giles to serve as Chief Executive Officer of the Company and the Bank, each effective May 1, 2023 (the "Effective Date"). He will also be appointed as a Class II director on the Company's Board and as a member of the Bank's board of directors effective as of the Effective Date. In addition, on April 26, 2023, the Board appointed Gregg Bexten, the current Regional President of the Bank's Central Region, to serve as President of the Company and the Bank, each effective as of the Effective Date. David Turner, current Chairman, President and Chief Executive Officer of the Company and the Bank, will remain with the Company and the Bank as Executive Chairman of the boards of both companies, effective as of the Effective Date.
Mr. Giles, age 55, is joining the Company and the Bank after serving as Chairman, President and Chief Executive Officer of Bank of Blue Valley since July 2021. Mr. Giles previously served as President and Chief Executive Officer of Wisconsin Bank & Trust from May 2020 until July 2021 and as Chairman, President and Chief Executive Officer of Liberty Bancorp, Inc. and Bank Liberty from September 2003 until May 2020. Prior to 2003, Mr. Giles had several commercial banking roles of increasing responsibility and spent nine years as an FDIC examiner. He currently serves on the board of directors of Keystone Bank. Mr. Giles received his bachelor's degree in banking and finance and his MBA both from the University of Missouri.
Mr. Bexten, age 55, has served as Regional President of the Bank's Central Region since 2014. Prior to that, he served as the Bank's Senior Vice President – Commercial loans from 2008 until 2014. He previously served in various other positions at the Bank with increasing responsibility after joining the Bank in 1998. Mr. Bexten also previously served as a bank examiner at the Federal Reserve Bank of St. Louis, Missouri. Mr. Bexten received his bachelor's degree in accounting from Missouri State University and an MBA from Williams Woods University. He is also a graduate of the Graduate School of Banking, Madison, Wisconsin.
There is no arrangement or understanding between Mr. Giles or Mr. Bexten and any other persons pursuant to which they were appointed to their new respective positions with the Company, and there are no family relationships between Mr. Giles or Mr. Bexten and any directors or executive officers of the Company. Neither Mr. Giles nor Mr. Bexten has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company has entered into an employment agreement, effective as of the Effective Date, with Mr. Giles (the "Employment Agreement"), under which he will be entitled to, among other things: (i) an annual base salary of no less than $450,000, subject to annual review and increase; (ii) an annual incentive bonus of up to 52% with a target bonus percent of 35% of his then-current base salary, subject to agreed upon performance and other criteria (prorated for fiscal year 2023); (iii) participate in any benefit or bonus programs of the Company or the Bank and any stock option or equity incentive plan of the Company, which are applicable to all employees of the Bank or executive employees of the Bank in accordance with the Bank's policies; (iv) a grant of restricted stock units ("RSUs") as reasonably practicable after the Effective Date relating to that number of shares of common stock of the Company equal to a fair market value of $225,000 (based on the 30-day average trailing closing price for the Company's common stock prior to grant) with time-based vesting on a three-year annual graded vesting schedule and future annual equity grants of RSUs with a target bonus of up to 50% of his then-current base salary with service and/or performance-based vesting conditions, all such grants conditioned upon and subject to approval of the Company's equity incentive plan by the Company's stockholders at the 2023 annual meeting of stockholders; (v) reimbursement of reasonable business expenses; (vi) use of a Bank-owned vehicle; and (vii) reimbursement of country club dues.
The Employment Agreement provides for a three-year term, subject to early termination, with automatic successive three-year renewal periods unless terminated by either party with written notice (such initial term and subsequent terms, the "Term of Employment").
Under the Employment Agreement, if Mr. Giles' Term of Employment is terminated (i) by the Bank or the Company for "Cause" (as such term is defined in the Employment Agreement), (ii) by Mr. Giles (other than for "Good Reason" or in connection with a "Change in Control" (in each case, as such terms are defined in the Employment Agreement)), or (iii) through expiration of the Term of Employment (other than in connection with a Change in Control), the Bank and the Company will have no further obligations to Mr. Giles other than payment of his base salary accrued through the date of termination or expiration.
Under the Employment Agreement, if Mr. Giles' Term of Employment is terminated (i) by the Bank or the Company "Without Cause" (as such term is defined in the Employment Agreement) or by Mr. Giles for Good Reason, Mr. Giles will be entitled to receive as severance pay (in addition to the payment of base salary though the date of termination): (i) an amount equal to two times his then-current base salary; and (ii) certain COBRA continuation monthly payments for up to 18 months. The severance payments will be conditioned upon receipt of a general release of claims.

Under the Employment Agreement, Mr. Giles' Term of Employment will terminate upon his death or disability (in the case of disability, subject to the additional terms of the Employment Agreement) and Mr. Giles will only be entitled to his base salary payable through the date of termination. The Employment Agreement provides Mr. Giles with certain additional severance payments upon certain terminations in connection with a Change in Control of the Company or the Bank. Under the Employment Agreement, if Mr. Giles' employment is terminated Without Cause or if Mr. Giles terminates his employment for Good Reason, in each case, during a period beginning on the earlier of the six-month period prior to the execution of a definitive agreement for a Change in Control transaction and consummation of a Change in Control and ending 24 months following the Change in Control transaction, Mr. Giles will be entitled to a severance payment equal to the sum of: (i) two times his then-current base salary; plus (ii) two times the average amount of his annual incentive bonus for the three fiscal years immediately preceding the fiscal year in which the Change in Control occurs. The severance payments will be conditioned upon receipt of a general release of claims.
Under the Employment Agreement, Mr. Giles has agreed to certain customary restrictive covenants, including non-disclosure, confidentiality, non-competition and non-solicitation provisions.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which the Company will file as an exhibit to a subsequent periodic report filed with the U.S. Securities and Exchange Commission.
Item 7.01 Regulation FD.
On April 27, 2023, the Company issued a press release announcing certain of the matters disclosed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press release, dated April 27, 2023, issued by Hawthorn Bancshares, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2023	Hawthorn Bancshares, Inc. By: /s/ David T. Turner Name: David T. Turner Title: Chairman, CEO & President

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